UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

COLUMBIA PIPELINE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On May 19, 2016, Columbia Pipeline Group, Inc. (“CPG”) posted the following communication to CPG employees on CPG’s internal website:

Get to Know TransCanada Q&A May 19, 2016

As we approach the potential closing date of CPG’s acquisition by TransCanada, the following Q&A has been developed to help address questions about the corporate values and culture at the company. The questions below are in response to questions submitted by employees through the CPG-TransCanada Integration mailbox.

Does TransCanada view the Safety of its employees and facilities as a key priority?

At TransCanada, employee and contractor safety is the number one priority. The company’s stated goal is “zero” workplace injuries and to employ healthy, productive employees by providing a supportive workplace environment. Both internal and external resources are used to focus on key areas of health promotion and illness prevention, short- and long-term disability management, employee and family assistance counseling programs, illness/injury absence reporting and health issue management.

When it comes to pipelines and facilities, safety starts before construction. TransCanada uses only high-quality materials, the latest proven technology and industry-leading practices to ensure the integrity of its pipelines begins before they go in the ground. TransCanada takes significant steps to prevent and minimize the chances of a pipeline leak and detect irregularities both before beginning transportation service and during operations.

TransCanada sets industry-leading targets that provide focus for monitoring and continually improving performance.

What are TransCanada’s Corporate Values?

In addition to TransCanada’s foundational commitment to safety, the company embraces certain core values that reflect how individuals are expected to work and treat one another – guiding the way work is done on a daily basis. Every employee is accountable for ensuring that his or her decisions and actions are aligned with the spirit of the values, which include:

•	Integrity
•	Collaboration
•	Responsibility – Individual and Corporate
•	Innovation

Does TransCanada have a commitment to fostering a diverse, inclusive and respectful workplace culture? If so, what programs or actions do they have in place to support this commitment?

TransCanada believes that success depends on the talent, skills and expertise of the company’s people. As such, TransCanada strives to create a workplace that is non-discriminatory, fair, equitable, accessible, harassment free, diverse, inclusive, and values the contributions of all employees.

The following elements are in place to support TransCanada’s commitment to diversity and inclusion:

•	Clear and meaningful corporate values
•	Diversity training for all new employees and leaders
•	Employee resource groups
•	Employment practices, such as Flexible Work Arrangements to support diversity and inclusion
•	Formal policies to support governing legislation and accessibility

Does TransCanada have employee giving or volunteer programs?

Yes. Through Empower, TransCanada’s giving and volunteering program, the company supports and encourages employees to give back to their communities in ways that resonate with them personally by:

•	Matching volunteer time with financial contributions to support the causes they care about
•	Matching employee charitable donations
•	Providing opportunities for employees to volunteer in their communities
•	Providing support for team volunteering and fundraising

What are characteristics of TransCanada’s employee population?

TransCanada currently has more than 5,500 employees in three countries, seven provinces, 32 states, and over 250 locations across the continent. TransCanada’s employee population is diverse – in terms of geography, culture and expertise. The company’s population is becoming more varied as TransCanada continues to gain employees through acquisitions and projects in areas where the company has not traditionally operated, as well as through a changing labor market.

Does TransCanada have a low turnover rate?

The average length of service among TransCanada employees is more than 12 years and their voluntary turnover rate was approximately 4.1 per cent in 2014 (the latest published figure).

How does TransCanada manage community and landowner relations?

Through public communication and consultation programs, TransCanada engages regularly with stakeholders to share information. TransCanada has established a set of principles to govern interactions with stakeholders. These principles are based on:

•	Trust, fairness and respect;
•	Aiding in the safety of the public and our facilities;
•	A commitment to social responsibility with respect to land and landowners from their initial interest in business development through project design and operation.

Does TransCanada have a Public Awareness Program?

Yes. TransCanada is dedicated to ensuring the safety of those living and working near its facilities. One of the company’s major focuses is on educating the public about the importance of calling before digging and reporting any suspicious activity near its facilities and detecting pipeline leaks. TransCanada focuses on six key stakeholders with whom they share pipeline safety information: Homeowners, Tenants and Business, Excavators and Contractors, Emergency Responders, Public Officials, Youth and Farmers.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this letter. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from CPG’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this letter are expressly qualified in their entirety by such cautionary statements. CPG expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this letter except as required by applicable law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CPG by TransCanada. In connection with the proposed merger transaction, CPG has filed a definitive proxy statement with the SEC on May 17, 2016, which CPG commenced disseminating to stockholders on or about May 18, 2016. BEFORE MAKING ANY VOTING DECISION, CPG’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and CPG’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through CPG’s website at https://www.cpg.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

CPG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of CPG common stock in respect of the proposed merger. Information about the directors and executive officers of CPG can be found in CPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 18, 2016, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the merger, which may be different than those of CPG’s stockholders generally, is contained in the definitive proxy statement filed with the SEC by CPG on May 17, 2016 in connection with the proposed merger.